[Letterhead of Ronald R. Chadwick, P.C.]


November 23, 2010

Office of the Chief Accountant
Securities and Exchange Commission
Mail Stop 9-5
100 F Street, NE
Washington DC 20549

Re:  Kurrant Food Enterprises, Inc.
Gentlemen:

On August 31, 2010, my appointment as auditor for Kurrant Food
Enterprises, Inc. ceased. I have read Kurrant Food Enterprises, Inc.'s statements included under Item 4 of its Form 8-K dated August 31, 2010 and agree with such statements, insofar as they apply to me.

Very truly yours,

/s/Ronald R. Chadwick, P.C.
Ronald R. Chadwick, P.C.
Certified Public Accountant